UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2017

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2017, DineEquity, Inc., a Delaware Corporation (the “Corporation”), filed a Current Report on Form 8-K reporting the appointment of Richard J. Dahl as Chairman and Interim Chief Executive Officer, effective March 1, 2017 (“March 1, 2017 Form 8-K”). At the time of such filing, Mr. Dahl’s compensation as Interim Chief Executive Officer had not yet been determined. This Current Report on Form 8-K/A amends the March 1, 2017 Form 8-K to include information regarding decisions on Mr. Dahl’s compensation made by the Compensation Committee on March 21, 2017.

In connection with his appointment as Interim Chief Executive Officer, Mr. Dahl will receive a monthly base salary of $125,000 and an initial grant of 50,000 stock options which will vest as to one-third of the shares on each of March 21, 2018, 2019 and 2020. In addition, the Corporation has agreed to reimburse or otherwise compensate Mr. Dahl for commuting expenses during his tenure as Interim Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 23, 2017	DINEEQUITY, INC.

/s/ Bryan R. Adel
	By:	Bryan R. Adel Senior Vice President, Legal, General Counsel and Secretary

3